Subscription Agreement

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. THE NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND, PER PLATFORM POLICY, MUST BE HELD BY REGISTERED LIVE OAK FINANCIAL INVESTORS; THE NOTES THEMSELVES ARE NOT SUBJECT TO FEDERAL TRANSFER RESTRICTIONS; WHILE WE MAY, IN OUR DISCRETION, PERMIT A SECONDARY TRADING VENUE IN THE FUTURE, THERE IS NO ASSURANCE A SECONDARY MARKET WILL DEVELOP.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY LIVE OAK FINANCIAL LLC (THE “COMPANY”, “ISSUER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING

STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

Subscription

      •  The undersigned (“Subscriber”) hereby offers to subscribe for, which offer may be withdrawn at any time prior to Acceptance; the subscription becomes binding only upon Acceptance (as defined in the Offering Circular), and agrees to purchase Borrower Payment Dependent Note (the “Securities”) from Live Oak Financial LLC (the “Company”) at a purchase price of ${{purchasePrice}} principal amount of the Security (the “Per Security Price”), upon the terms and conditions set forth herein. The minimum subscription is $50; orders may be placed in $0.01 increments, except when fulfilling a corresponding loan’s remaining principal.

      •  Subscriber understands that the Securities are being offered pursuant to an offering circular dated Jul 15, 2025 (the “Offering”) filed with the SEC as part of the Offering Statement. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision.

      •  Subscriptions are accepted only if the related Borrower Loan listing reaches 100% funding within a five-day window; we do not accept unmatched orders. We do not ACH-debit or otherwise collect investor funds prior to acceptance. Upon acceptance, we initiate ACH debit pursuant to Section 2.3 and, after settlement, we disburse borrower proceeds and issue the Note(s) as of the Borrower Loan disbursement date. If a listing does not fully fund within the five-day window or expires, no orders are accepted and no ACH debits are initiated. We will not accept subscriptions before required state securities registrations (including our Texas issuer-dealer and agent registrations) are effective.

      •  The aggregate principal amount of Securities sold shall not exceed $600,000 (the ‘Maximum Offering’). The Company may accept subscriptions until the termination of the Offering in accordance with its terms (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a “Closing Date”).

      •  In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

Purchase Procedure

      •  Payment. The purchase price for the Securities will be ACH-debited only after the Company accepts the subscription (the ‘Closing Date’). No ACH debit occurs prior to acceptance. Payment for the aggregate purchase price of the Securities will be ACH debited from the Subscriber’s financial account designated on the Company’s web-based platform. In addition, and as further described in Section 2.3, Subscriber authorizes the Company to initiate ACH debit entries (including variable-amount debits) to such account to reverse provisional credits, to correct errors, and to recover amounts owed by Subscriber arising from chargebacks, returns, or other negative balances related to the Securities.

      •  Record keeping. The undersigned shall receive notice and evidence of the digital entry of the number of the Securities owned by undersigned reflected on the books and records of the Company, which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A.

      •  ACH Authorization; Credits and Debits (Preauthorized EFTs).

            •  Authorization. Subscriber authorizes the Company (and its payment processor/ODFI) to initiate credit and debit entries via the ACH Network to and from the deposit account identified in Subscriber’s profile (the “Bank Account”) for: (i) collection of subscription amounts after acceptance; (ii) distribution of amounts due on the Notes; and (iii) recoupment of over-payments and other amounts owed by Subscriber under this Agreement and the Offering Circular, including amounts arising from reversals, returns, or chargebacks of borrower payments.

            •  Consumer / Business Accounts. If the Bank Account is a consumer account, this authorization constitutes a preauthorized electronic fund transfer under Regulation E and must be in writing and signed or similarly authenticated; Subscriber will receive a copy of this authorization electronically. If the Bank Account is a business account, this authorization is governed by the Nacha Operating Rules and applicable law.

            •  Variable-Amount Debits; Advance Notice. Debits to recoup over-payments will vary in amount. The Company will provide written electronic notice at least ten (10) days before each debit, stating the amount and scheduled date. No single debit will exceed the lesser of (x) $5,000 or (y) the applicable over-payment previously credited to Subscriber (including any contemporaneous fees/adjustments authorized hereunder).

            •  Scope and Limits. Each debit for recoupment will not exceed the applicable over-payment (or the notice cap if the Range Option applies). The Company will not use Nacha “Reversal” entries to recover distributions; it will originate a new debit entry pursuant to this authorization.

            •  Stop-Payment; Revocation (Reg E 1005.10(c)). Subscriber may stop payment on a scheduled debit by notifying their financial institution at least three (3) business days before the scheduled date. Subscriber may revoke this authorization at any time by (i) updating Account Settings and (ii) emailing contact@live-oak-financial.com; revocation will be processed promptly for future debits.

            •  Returns; Re-initiation (Nacha). If an entry is returned for insufficient/uncleared funds or account not available, the Company may re-initiate the debit as permitted by the Nacha Rules. If a debit is returned as unauthorized, the Company may suspend distributions and apply set-off against future payments until cured.

            •  Record Retention; Authentication. The Company will retain proof of authorization for at least two years from termination and uses commercially reasonable authentication and security controls for WEB/PPD entries.

            •  Contact and Copies. Subscriber will receive an electronic copy of this authorization; additional copies are available on request.

Representations and Warranties of the Company

      •  Organization and Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

      •  Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement has been duly authorized by all necessary limited liability company action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable laws relating to creditors’ rights and equitable remedies).

      •  Authority for Agreement. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary limited liability company action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

      •  No filings. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

      •  Capitalization. The authorized and outstanding securities of the Company immediately prior to the initial investment in the Securities is as set forth “Directors, Executive Officers and Significant Employees—Security Ownership of Management and Certain Securityholders” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

      •  Financial Statements. Complete copies of the Company’s financial statements consisting of the balance sheets of the Company as at December 31, 2024 and Interim, May 11, 2025 and the respective statements of income, stockholders’ equity and cash flows (the “Financial Statements”) have been made available to the Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. Umer Farooq, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

      •  Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in “Use of Proceeds” in the Offering Circular.

      •  Litigation. Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

      •  Payments to Subscriber. On each Payment Date, the Company will pay from its general funds the Amount Due on the Note, calculated by reference to amounts applied to the corresponding Reference Loan during the period, as described in the Offering Circular under Calculation of Amount Due. Investors are creditors of the Company only and have no lien, security, or ownership interest in any borrower, Borrower Loan, or remittances. The Amount Due for any period may be zero.

            •  Reversals and Clawbacks. If a borrower payment credited in a prior period is returned or reversed after the Company has remitted to Subscriber, the Company will (i) cancel any pending credit; (ii) initiate an ACH debit to the Bank Account to recover the over-payment, consistent with §2.3 (including the 10-day notice requirement and the per-debit cap of the lesser of $5,000 or the applicable over-payment); and (iii) reflect the reversal in the next Calculation Statement. If any portion is unpaid or a debit is returned or prohibited by law, the Company may set off the remaining shortfall against subsequent payments for the same series and suspend further distributions until cured.

4.	Representations and Warranties of the Subscriber

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such Subscriber’s respective Closing Date

      •  Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

      •  Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

      •  Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

      •  Accredited Investor Status or Investment Limits. Subscriber represents that either:

            •  Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the signature page hereto concerning Subscriber is true and correct; or

            •  The purchase price of the Securities, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

Subscriber represents that, if it had any questions regarding accredited status or the application of investment limits, it sought professional advice, and further represents that it is a ‘qualified purchaser’ under Regulation A. If Subscriber is a non-accredited natural person, Subscriber acknowledges the Platform’s enforcement of NASAA-informed suitability thresholds—(a) annual income ≥ $80,000 and net worth ≥ $80,000 (excluding home, furnishings, and autos), with total purchases limited to 10% of net worth; or (b) net worth ≥ $280,000 (same exclusions), with total purchases limited to 10% of net worth—in addition to the Regulation A Tier 2 10% limit, and agrees that orders may be blocked or reduced to comply.

      •  No Reliance on Tax Advice. The Subscriber has reviewed with his, her or its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Subscriber is relying solely on such advisors with respect to tax matters and not on any tax advice of the Company or any of its agents, and understands that the Subscriber (and not the Company) shall be responsible for the Subscriber’s own income tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Nothing in this Section 4.5 limits or waives any rights under federal or state securities laws or the Subscriber’s ability to rely on the Company’s disclosures in the Offering Circular and any amendments or supplements thereto.

      •  Independent Legal Advice. The Subscriber and the Company acknowledge that each has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and has consulted with its own legal counsel, and other advisors prior to execution of the within Agreement, and that the Company will pay the fees and expenses with respect to the Offering, including all filing fees.

      •  Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

      •  Payment Contingency. Subscriber understands and acknowledges that all payments on the Securities are made by the Company from its general funds, and that the Amount Due on each Payment Date is calculated by reference to amounts applied to the corresponding Reference Loan as described in the Offering Circular. Investors are creditors of the Company only and hold no lien, security, or ownership interest in any borrower or Borrower Loan. The Amount Due for any period may be zero.

      •  Bank Account Authorization. Subscriber is the owner or an authorized signer of the bank account(s) designated on the Company’s platform and authorizes ACH debits and credits to such account(s) as described in this Agreement, including Section 2.3.

      •  Texas Residency. Subscriber represents and warrants that Subscriber is a Texas resident with a Texas physical address and acknowledges that, as disclosed in the Offering Circular, the Company has voluntarily limited sales to Texas residents at this time.

7.

Survival of Representations and Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date of this Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

8.	Governing Law; Jurisdictions. This Agreement shall be governed by and construed under the laws of the State of Texas without respect to conflict of laws.
9.

Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:

Live Oak Financial LLC

Attn: Investor Relations

3520 Alpine Autumn Dr.

Austin, Texas 78744

If to a Subscriber, to the subscriber’s address as shown on the signature page hereto or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

Miscellaneous.

      •  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

      •  This Subscription Agreement is not transferable or assignable by Subscriber.

      •  The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

      •  None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

      •  In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

      •  The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

      •  This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

      •  The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      •  This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      •  No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[SIGNATURE PAGE FOLLOWS]

LIVE OAK FINANCIAL LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desired to purchase Securities of Live Oak Financial LLC, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

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Signature	Date
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APPENDIX A

An accredited investor includes the following categories of investor:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.